POWER OF ATTORNEY

I, the undersigned advisory trustee or officer of the closed-end investment companies listed on Annex A for which Pioneer Investment Management, Inc.
or one of its affiliates acts as investment adviser (each, a Trust and collectively, the Trusts), hereby constitute and appoint Jean M. Bradley, and Lisa Jones, and each of them acting singly, to be my true, sufficient and lawful attorneys, with full power to each of them to sign for me, in my name, (i) any filings on Form 3, Form 4 and Form 5 with respect to each Trust pursuant to Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder and (ii) any and all amendments to such filings, and to do generally all such things in my name and on my behalf to enable each Trust to comply with the Securities Exchange Act of 1934, as amended, and related rules and regulations of the Securities and Exchange Commission, hereby ratifying and confirming my signature as it may be signed by said attorneys, or each of them,to any such filings.

IN WITNESS WHEREOF, I have hereunder set my hand as of this 9th day of October, 2014.


___________________________________	____________________________________
Lisa Jones				Thomas J. Perna

_________________________________	____________________________________
David R. Bock				Marguerite A. Piret

_________________________________	____________________________________
Benjamin M. Friedman			Fred J. Ricciardi

________________________________	/s/ Lorraine H. Monchak
Margaret B.W. Graham			____________________________________
					Lorraine H. Monchak






                                                       POWER OF ATTORNEY
                                                            ANNEX A


Pioneer Diversified High Income Trust
Pioneer Floating Rate Trust
Pioneer High Income Trust
Pioneer ILS Interval Fund
Pioneer Municipal High Income Advantage Trust
Pioneer Municipal High Income Trust